UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2025

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange
6.750% Junior Subordinated Notes due 2064	MGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2025, Affiliated Managers Group, Inc. (the “Company”) announced the appointment of Marcy Engel to its Board of Directors (the “Board”), as an independent director, effective September 30, 2025.

Ms. Engel served on the board of directors of Sculptor Capital Management, Inc. from June 2018 through its acquisition by Rithm Capital Corp. in 2023, having served as Chairperson of the board from 2021 through 2023. Prior to that, she was the Chief Operating Officer and General Counsel of Eton Park Capital Management, L.P., a global alternatives investment firm (“Eton Park”), where she was responsible for all of the non-investment aspects of Eton Park’s business. Prior to joining Eton Park in 2005, Ms. Engel worked for Citigroup and its predecessor firms, Salomon Smith Barney and Salomon Brothers, Inc., where, among other roles, she was Managing Deputy General Counsel of Citigroup’s Global Corporate and Investment Bank and a member of its Management Committee. Ms. Engel holds a B.A. from the University of Michigan and a J.D. from the University of Pennsylvania Law School.

Ms. Engel will participate in the Company’s customary director compensation program, as described in the Company’s proxy statement for its most recent annual meeting of stockholders and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). In addition, Ms. Engel and the Company will enter into the Company’s standard indemnification agreement for directors and executive officers, a form of which has been previously filed by the Company with the SEC. There is no arrangement or understanding between Ms. Engel or any other person pursuant to which she was elected as a director of the Company, and there are no familial relationships between her and any of the Company’s directors or executive officers. Ms. Engel, including her immediate family members, is not a party, directly or indirectly, to any related person transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Separately, on August 11, 2025, Dwight D. Churchill notified the Company of his decision to retire from the Board, effective September 30, 2025.

ITEM 7.01	Regulation FD Disclosure.

On August 14, 2025, the Company issued a press release announcing the matters described above, which is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on August 14, 2025.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: August 14, 2025	By:	/s/ Kavita Padiyar
	Name:	Kavita Padiyar
	Title:	General Counsel and Corporate Secretary

3